UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): July 12, 2005

DUNE ENERGY, INC.
(Exact name of registrant as specified in its charter)

Delaware	0-27897	95-4737507
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

3050 Post Oak Blvd., Suite 695, Houston, Texas	77056
(Address of Principal Executive Offices)	(Zip Code)

Registrant's telephone number, including area code: (713) 888-0895

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events.

     On July 12, 2005, Dune Energy, Inc. (the “Company”) announced that it successfully completed two wells on each of its (i) Welder Ranch acreage, located in Victoria County, Texas and (ii) its Pearsall property, located in Frio County, Texas. The Company also announced that the Closing Date for its contemplated $56 million acquisition of certain producing and non-producing natural gas and oil properties located in the Barnett Shale play in the North Texas Fort Worth Basin, has been moved from July 20, 2005 to August 4, 2005. The Company’s press release announcing the foregoing is filed as Exhibit 99.1 hereto.

Item 9.01 Exhibits.

Exhibit No.	Description

99.1	Press Release of July 12, 2005 announcing successful completion of four wells and rescheduling of Closing Date for Company’s acquisition of Barnett Shale Properties

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

DUNE ENERGY, INC.

DATE:	JuLY 12, 2005	By:	/s/ Alan Gaines

Name: Alan Gaines
Title: Chairman and Chief Executive Officer

Exhibit Index

Exhibit No.	Description

99.1	Press Release of July 12, 2005 announcing successful completion of four wells and rescheduling of Closing Date for Company’s acquisition of Barnett Shale Properties